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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     0-23108                  Not required
        --------                     -------                  ------------
 (State of organization)     (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)
c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                             19720
--------------------                                             -----
(Address of principal                                          (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                      Name of each exchange
Title of each class                                    on which each class
to be so registered                                    is to be registered
-------------------                                    -------------------
       None                                                   None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2000-7 Floating Rate Class A Credit Card Pass-Through Certificates Series 2000-7 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)

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Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

           Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated June 9, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066) and "The Certificates" on pages S-31 to S-45 of the Prospectus Supplement dated June 9, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066).

Item 2.    Exhibits
           --------

           Exhibit 4.1 (a)      Pooling and Servicing Agreement, dated as of
                                October 1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S.
                                Bank National Association (formerly First Bank
                                National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                                National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card
                                Master Trust I's Registration Statement on Form
                                S-1 (Registration No. 33-71502), filed on
                                November 10, 1993).

           Exhibit 4.1 (b)      First Amendment to Pooling and Servicing
                                Agreement, dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer,
                                Servicer and Seller and U.S. Bank National
                                Association (formerly First Bank National
                                Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                                National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card
                                Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10,
                                1995, File No. 0-23108).

           Exhibit 4.1 (c)      Second Amendment to Pooling and Servicing
                                Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master
                                Servicer, Servicer and Seller and U.S. Bank
                                National Association (formerly First Bank
                                National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                                National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card
                                Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996,
                                File No. 0-23108).


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           Exhibit 4.1 (d)      Third Amendment to Pooling and Servicing
                                Agreement, dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

           Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

           Exhibit 4.2 Series Supplement, dated as of June 20, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-7, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated June 19, 2000).

           Exhibit 99.1 Prospectus Supplement dated June 9, 2000 and Prospectus dated June 9, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-7.




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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Discover Card Master Trust I
                                                    (Registrant)

                                             By:  Greenwood Trust Company
                                                    (Originator of the Trust)


Dated: June 20, 2000                         By:     /s/ J. Nathan Hill
                                                  ------------------------
                                                     J. Nathan Hill
                                                     President








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                                  EXHIBIT INDEX


Exhibit No.                                                               Page
-----------                                                               ----

 4.1 (a)        Pooling and Servicing Agreement, dated as of October 1,    ---
               1993, between Greenwood Trust Company as Master
               Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.1 of Discover
               Card Master Trust I's Registration Statement on Form
               S-1 (Registration No. 33-71502), filed on November 10,
               1993).

 4.1 (b)       First Amendment to Pooling and Servicing Agreement,         ---
               dated as of August 15, 1994, between Greenwood Trust
               Company as Master Servicer, Servicer and Seller and
               U.S. Bank National Association (formerly First Bank
               National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
               Exhibit 4.4 of Discover Card Master Trust I's Current
               Report on Form 8-K, dated August 1, 1995 and filed on
               August 10, 1995, File No. 0-23108).

 4.1(c)        Second Amendment to Pooling and Servicing Agreement,        ---
               dated as of February 29, 1996, between Greenwood Trust
               Company as Master Servicer, Servicer and Seller and
               U.S. Bank National Association (formerly First Bank
               National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
               Exhibit 4.4 of Discover Card Master Trust I's Current
               Report on Form 8-K, dated April 30, 1996 and filed on
               May 1, 1996, File No. 0-23108).



                                Page 5
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 4.1 (d)       Third Amendment to Pooling and Servicing Agreement,
               dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
               Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
               Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

 4.2 Series Supplement, dated as of June 20, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-7, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated June 19, 2000).

 99.1 Prospectus Supplement dated June 9, 2000 and Prospectus dated June 9, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-7.




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